UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 31, 2012

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On August 31, 2012, the Compensation Committee of the Board of Directors of Evercore Partners Inc. (the “Company”) agreed to release the contractual transfer restrictions associated with 2,837,606 vested Class B limited partnership units of Evercore LP (“Units”) and 151,721 contractually transfer restricted shares of Class A common stock of the Company (“Shares”) held by certain current and former employees of affiliates of the Company. The transfer restrictions associated with such Units would have otherwise expired on December 31, 2012 and, in the case of the Shares, on or before June 30, 2013. The Units are exchangeable into an equivalent number of shares of Class A common stock of the Company. The decision to permit such accelerated release of transfer restrictions was motivated in part by the Company’s desire to permit a more orderly disposition of securities over a longer period of time by the employees. The decision will not result in the vesting of any unvested equity, and given the relatively small difference in timing of the release of transfer restrictions, the Company believes that this decision will not have a negative effect on the retention of key employees. The Units include the following number of Units for executive officers:

Executive Officers	No. of Units Released from 12/31/12 Transfer Restrictions

Roger Altman	579,643 Units

Pedro Aspe	297,725 Units

Adam Frankel	20,159 Units

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE PARTNERS INC.

By:	/s/ ADAM B. FRANKEL
Name:	Adam B. Frankel
Title:	General Counsel

Dated: August 31, 2012